Exhibit 16.1
April 4, 2006
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	John D. Oil and Gas Company
File No. 000-30502
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of John D. Oil and Gas Company dated April 4, 2006, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ Grant Thornton LLP